SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):     May 17, 1999
                                                      -------------


                                SFS BANCORP, INC.
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             (Exact name of registrant as specified in its charter)




Delaware                     000-25994                           22-3366295
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(State or other        (Commission File Number)                 (IRS Employer
jurisdiction of                                                Identification
incorporation)                                                       No.)




251-263 State Street, Schenectady, New York                        12305
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(Address of principal executive offices)                        (Zip Code)



        Registrant's telephone number, including area code (518) 395-2300



                                 Not Applicable
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         (Former name or former address, if changed since last report.)

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Item 5.           Other Events.

     On May 17, 1999, SFS Bancorp, Inc., a Delaware corporation ("SFS"), and Hudson River Bancorp, Inc. ("Hudson") issued a joint press release announcing the execution of a definitive agreement as of May 17, 1999 by and between Hudson and SFS (the "Merger Agreement"). Under the terms of the Merger Agreement, SFS will merge into a to-be-formed wholly owned subsidiary of Hudson (the "Merger"). Following the Merger, SFS will then be merged into Hudson pursuant to a Plan of Liquidation and Schenectady Federal Savings Bank, a wholly owned subsidiary of SFS, will be merged with and into Hudson River Bank & Trust Company, a wholly owned subsidiary of Hudson. Concurrently with the execution and delivery of the merger agreement, SFS entered into a Stock Option Agreement (the "Stock Option Agreement") pursuant to which SFS granted Hudson an option, exercisable under certain circumstances, to acquire up to 240,485 shares of SFS' common stock (subject to adjustment).

     Pursuant to the Merger Agreement, each issued and outstanding share of SFS common stock, par value $0.01 (other than dissenting shares), shall be converted into and represent the right to receive $25.10 in cash. However, any shares of SFS common stock owned beneficially or as of record by either SFS or Hudson or any of their subsidiaries (other than shares held in a fiduciary capacity for the benefit of third parties or as a result of debts previously contracted) shall be cancelled.

     The Merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended. The receipt of cash by the stockholders of SFS will be a taxable event for the stockholders.

     Consummation of the Merger is subject to various conditions, including: (1) receipt of approval by the stockholders of SFS; (2) receipt of requisite regulatory approvals; and (3) satisfaction of certain other conditions.

     The Merger Agreement and the press release announcing the Merger issued on May 17, 1999 are attached as exhibits to this report and are incorporated herein by reference. The foregoing summary of the Merger Agreement does not purport to be complete and its qualified in its entirety by reference to such agreement.


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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a) and (b) not applicable.

     (c) The following exhibits are filed with this report:



Exhibit Number                             Description
--------------             -----------------------------------------------------


  2 Agreement and Plan of Merger dated as of May 17, 1999, between SFS and Hudson, excluding exhibits thereto.

  20 Press Release issued on May 17, 1999 with respect to the Merger Agreement.

  99 Stock Option Agreement, dated as of May 17, 1999, between SFS and Hudson.


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


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SFS BANCORP, INC.



Date: May 20, 1999                  By: /s/ David J. Jurczynski
                                    ----------------------------------
                                    David J. Jurczynski, Senior Vice President,
                                      Treasurer and Chief Financial Officer



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